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                                                                     Exhibit 5.1


   BOSTON                     Latham & Watkins                    NEW YORK
  BRUSSELS                    ATTORNEYS AT LAW               NORTHERN VIRGINIA
  CHICAGO                        www.lw.com                    ORANGE COUNTY
 FRANKFURT                                                         PARIS
  HAMBURG                   ____________________          SAN DIEGO NORTH COUNTY
 HONG KONG                                                     SAN FRANCISCO
   LONDON                                                     SILICON VALLEY
LOS ANGELES                                                      SINGAPORE
   MOSCOW                                                          TOKYO
 NEW JERSEY                                                   WASHINGTON, D.C.


                                 March 28, 2002

                                                           FILE NO. 029924-0006

Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587

              Re:  Registration Statement on Form S-3;
                   4,467,087 Shares of Common Stock, no par value per share
                   --------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of 4,467,087 shares (the "Shares") of common stock, no par value per share, of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), including a total of 2,848,100 Shares which may be issued in the future upon conversion or redemption of certain debentures (the "Debenture Shares") and a total of 1,618,987 Shares which may be issued in the future upon exercise of certain warrants (the "Warrant Shares"), on a registration statement on Form S-3 filed with the Securities and Exchange Commission on March 28, 2002 (the "Registration Statement") to register certain resales of the Shares by the selling stockholders named in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.


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           701 B Street, Suite 2100 . San Diego, California 92101-8197
                 TELEPHONE: (619) 236-1234 . FAX: (6I9) 696-7419

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LATHAM & WATKINS

  Questor Pharmaceuticals, Inc.
  March 28, 2002
  Page 2



     Subject to the foregoing, it is our opinion that (i) upon the conversion or redemption of the debentures in accordance with the terms set forth in the respective debentures under which such Debenture Shares will be issued, the Debenture Shares will be, legally and validly issued, fully paid and nonassessable, and (ii) upon exercise of the warrants and payment for the Warrant Shares in accordance with the terms set forth in the respective warrants under which such Warrant Shares will be issued, the Warrant Shares will be, legally and validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                   Very truly yours,

                                                   /s/ LATHAM & WATKINS